Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form F-3/A (Amendment No. 1) of Adlai Nortye Ltd. of our report dated April 10, 2026, relating to the consolidated financial statements of Adlai Nortye Ltd. (the Company) appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shanghai, The People’s Republic of China

April 22, 2026